                              AMENDED AND RESTATED

                             PARTICIPATION AGREEMENT

                                      AMONG

                          MFS VARIABLE INSURANCE TRUST

                        MFS VARIABLE INSURANCE TRUST II,

                       METROPOLITAN LIFE INSURANCE COMPANY

                                       AND

                    MASSACHUSETTS FINANCIAL SERVICES COMPANY

     THIS AGREEMENT, made and entered into this 1st day of May 2009, by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the "Trust I"), MFS VARIABLE INSURANCE TRUST II, a Massachusetts business trust (the "Trust II") (Trust I and Trust II each referred to, individually, as the "Trust" and, collectively, as the "Trusts"), METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (the "Company") on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto, as may be amended from time to time (the "Accounts"), and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation ("MFS"). This Agreement shall amend and supersede the following Participation Agreements:

     .    Dated May 1, 2004, as amended, by and among Trust I, the Company and
          MFS,

     . Dated October 21, 1995, as amended, by and among Trust I, Paragon Life Insurance Company (which merged into the Company on May 1, 2006) and MFS,

     . Dated November 30, 1994, as amended, by and among Trust I, Citicorp Life Insurance Company (which merged into the Company on October 20,
          2006) and MFS, and

     . Dated November 30, 1994, as amended, by and among Trust I, the First Citicorp Life Insurance Company (which merged into the Company on October 20, 2006) and MFS.

     WHEREAS, each Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered or will be registered under the Securities Act of 1933, as amended (the "1933 Act");

     WHEREAS, shares of beneficial interest of each Trust are divided into several series of shares, each representing the interests in a particular managed pool of securities and other assets;

     WHEREAS, certain series of shares of each Trust are divided into two separate share classes, an Initial Class and a Service Class, and each Trust on behalf of the Service Class has adopted a Rule 12b-1 plan under the 1940 Act pursuant to which the Service Class pays a distribution fee;

     WHEREAS, the series of shares of each Trust (each, a "Portfolio," and, collectively, the "Portfolios") and the classes of shares of those Portfolios (the "Shares") offered by each Trust to the Company and the Accounts are set forth on Schedule A attached hereto;

     WHEREAS, Massachusetts Financial Services Company ("MFS") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and is each Trust's investment adviser;

     WHEREAS, the Company will issue certain variable annuity and/or variable life insurance contracts (individually, the "Policy" or, collectively, the "Policies") which, if required by applicable law, will be registered under the 1933 Act;

     WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable annuity and/or variable life insurance contracts that are allocated to the Accounts (the Policies and the Accounts covered by this Agreement, and each corresponding Portfolio covered by this Agreement in which the Accounts invest, is specified in Schedule A attached hereto as may be modified from time to time);

     WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless exempt therefrom);

     WHEREAS, MFS Fund Distributors, Inc. (the "Underwriter") is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter, the "1934 Act"), and is a member in good standing of the Financial Industry Regulatory Authority ("FINRA");

     WHEREAS, MetLife Investors Distribution Company, the underwriter for the individual variable annuity and the variable life policies, is registered as a broker-dealer with the SEC under the 1934 Act and is a member in good standing of FINRA; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase the Shares of the Portfolios as specified in Schedule A attached hereto on behalf of the Accounts to fund the Policies, and the Trusts intends to sell such Shares to the Accounts at net asset value; and

     WHEREAS, the parties intend that this agreement will supersede all prior agreements among the parties or their predecessor entities with respect to the subject matter of this agreement.

     NOW, THEREFORE, in consideration of their mutual promises, each Trust, MFS, and the Company agree as follows:

ARTICLE I. SALE OF TRUST SHARES
           --------------------

     1.1. Each Trust agrees to sell to the Company those Shares which the Accounts order (based on orders placed by Policy holders prior to the pricing time set forth in the applicable Portfolio's prospectus, E.G., the close of regular trading on the New York Stock Exchange, Inc. (the "NYSE") on that Business Day, as defined below) and which are available for purchase by such Accounts, executing such orders on a daily basis at the net asset value next computed after receipt by such Trust or its designee of the order for the Shares. For purposes of this Section 1.1, the Company shall be the designee of each Trust for receipt of such orders from Policy owners and receipt by such designee shall constitute receipt by each Trust; provided that such Trust receives notice of such orders by 9:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the NYSE is open for trading and on which such Trust calculates its net asset value pursuant to the rules of the SEC. The Company will ensure that orders for transactions in Shares by Policy owners comply with each Portfolio's prospectus (including statement of additional information) restrictions with respect to purchases, redemptions and exchanges. The Company will not engage in, authorize or facilitate market timing or late trading in Shares and has implemented controls designed to identify and prevent market timing and late trading in Shares by Policy holders.

     1.2. Each Trust agrees to make the Shares available indefinitely for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the SEC and each Trust shall calculate such net asset value on each day which the NYSE is open for trading. Notwithstanding the foregoing, the Board of Trustees of the relevant Trust (the "Board") may refuse to sell any Shares to the Company and the Accounts, or suspend or terminate the offering of the Shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interest of the Shareholders of such Portfolio.

     1.3. Each Trust and the Underwriter agree that the Shares will be sold only to insurance companies which have entered into participation agreements with the relevant Trust and MFS or its affiliates (the "Participating Insurance Companies") and their separate accounts, qualified pension and retirement plans and MFS or its affiliates, and any other person or plan permitted to hold shares of such Trust pursuant to Treasury Regulation 1.817-5 without impairing the ability of the Company, on behalf of its separate accounts, to consider the Shares as constituting investments of the separate accounts for the purpose of satisfying the diversification requirements of Section 817(h). Each Trust and the Underwriter will not sell such Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles II, III, VI and VII of this Agreement is in effect to govern such sales. The Company will not resell the Shares except to such Trust or its agents. Each Trust does not currently make its shares available to qualified pension and retirement plans. Before making the shares available to such plans, such Trust agrees to notify the Company and adopt due diligence procedures consistent with IRS regulations and rulings.

     1.4. Each Trust agrees to redeem for cash or, if mutually agreed upon by the parties and to the extent permitted by applicable law, in-kind, on the Company's request, any full or fractional Shares held by the Accounts (based on orders placed by Policy owners prior to the close of regular trading on the NYSE on that Business Day), executing such requests on a daily basis at the net asset value next computed after receipt by such Trust or its designee of the request for redemption. For purposes of this
     Section 1.4, the Company shall be the designee of such Trust for receipt of requests for redemption from Policy owners and receipt by such designee shall constitute receipt by such Trust; provided that such Trust receives notice of such request for redemption by 10:00 a.m. New York time on the next following Business Day.

     1.5. Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Portfolio and shall not be netted with respect to any Portfolio. However, with respect to payment of the purchase price by the Company and of redemption proceeds by the Trusts, the Company and the relevant Trust shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment for all of the Portfolios in accordance with Section 1.6 hereof.

     1.6. In the event of net purchases, the Company shall pay for the Shares by close of business (5:00 p.m.) New York time on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section 1.1. hereof. In the event of net redemptions, each Trust shall pay the redemption proceeds by close of business (5:00 p.m.) New York time on the next Business Day after an order to redeem the shares is made in accordance with the provisions of Section 1.4. hereof. All such payments shall be in federal funds transmitted by wire.

     1.7. Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. The Shares ordered from each Trust will be recorded in an appropriate title for the Accounts or the appropriate subaccounts of the Accounts.

     1.8. Each Trust shall furnish same day notice (by wire or telephone followed by written confirmation) to the Company of any dividends or capital gain distributions payable on the Shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. Each Trust shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

     1.9. Each Trust or its custodian shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. New York time. In the event that such Trust is unable to meet the 6:30 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of Shares. Such additional time shall be equal to the additional time which such Trust takes to make the net asset value available to the Company. If such Trust provides materially incorrect share net asset value information, such Trust shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share and such Trust shall bear the cost of adjusting the error. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to the Company.

     1.10 Each party or its designee shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the services hereunder and in making Shares available to the Policy holders. Upon the request of the Underwriter or a Trust, the Company shall provide copies of all the historical records relating to transactions between the Portfolios and the Policy holders, written communications regarding the Portfolios to or from such Policy holders' accounts and other materials, in each case to the extent necessary for the Underwriter or such Trust to meet its recordkeeping obligations under applicable law or regulation, including to comply with any request of a governmental body or self-regulatory organization.

ARTICLE II. CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS
            -------------------------------------------------

     2.1. The Company represents and warrants that the Policies are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the Policies will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset account under applicable law and has registered or, prior to any issuance or sale of the Policies, will register the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Policies, and that it will maintain such registration for so long as any Policies are outstanding. The Company shall amend the registration statements under the 1933 Act for the Policies and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Policies or as may otherwise be required by applicable law. The Company shall register and qualify the Policies for sales in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

     2.2. The Company represents and warrants that the Policies are currently and at the time of issuance will be treated as life insurance, endowment or annuity contract under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), that it will maintain such treatment and that it will notify the Trusts or MFS immediately upon having a reasonable basis for believing that the Policies have ceased to be so treated or that they might not be so treated in the future.

     2.3. The Company represents and warrants that MetLife Investors Distribution Company, the underwriter for the individual variable annuity and the variable life policies, is a member in good standing of FINRA and is a registered broker-dealer with the SEC. The Company represents and warrants that the Company and MetLife Investor Distribution Company will sell and distribute such policies in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

     2.4. Each Trust and MFS represent and warrant that the Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of The Commonwealth of Massachusetts and all applicable federal and state securities laws and that such Trust is and shall remain registered under the 1940 Act. Each Trust shall amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. Each Trust shall register and qualify the Shares for sale in accordance with the laws of the various states only if and to the extent deemed necessary by such Trust.

     2.5. The Underwriter represents and warrants that it is a member in good standing of FINRA and is registered as a broker-dealer with the SEC. Each Trust and MFS represent that such Trust and the Underwriter will sell and distribute the Shares in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

     2.6. Each Trust represents that it is lawfully organized and validly existing under the laws of The Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder.

     2.7. The Underwriter, on behalf of MFS, represents and warrants that MFS is and shall remain duly registered under all applicable federal securities laws and that MFS shall perform its obligations for the Trusts in compliance in all material respects with any applicable federal securities laws and with the securities laws of The Commonwealth of Massachusetts. The Underwriter, on behalf of MFS, represents and warrants that MFS is not subject to state securities laws other than the securities laws of The Commonwealth of Massachusetts and that MFS is exempt from registration as an investment adviser under the securities laws of The Commonwealth of Massachusetts.

     2.8. No less frequently than annually, the Company shall submit to each Board such reports, material or data as such Board may reasonably request so that it may carry out fully the obligations imposed upon it by the conditions contained in the exemptive application pursuant to which the SEC has granted exemptive relief to permit mixed and shared funding (the "Mixed and Shared Funding Exemptive Order").

     2.9. The Company acknowledges that, with respect to Service Class Shares of a Portfolio, it or its affiliate(s) may receive payments under a Trust's Rule 12b-1 plan. The Company, and not the relevant Trust, MFS or the Underwriter, is responsible for providing any disclosures relating to this Agreement and/or payments made to the Company to Policy owners.

     2.10 The Trusts and the Underwriter, on behalf of MFS, severally represent that MFS will use reasonable best efforts to prevent any Portfolio of such Trust in which the Company invests from engaging, directly or indirectly, in a "listed transaction" as defined in Treas. Regs. Section 1.6011-4(b)(2) or successor provision (a "Listed Transaction"). If such Trust or MFS reasonably determines that a Portfolio of such Trust in which the Company invests has engaged in a Listed Transaction, MFS will, upon the Company's request, provide all information relating to such Listed Transaction which the Company would need in order to comply with its disclosure obligations under applicable state and Federal rules, provided, however, that MFS shall be entitled to consult with counsel before providing such information and shall not be required to provide such information if and to the extent that it has been advised by counsel that providing such information shall cause MFS, the Trusts or any of their affiliates to violate any applicable law. In addition, the Trusts or MFS will, upon the Company's request, notify the Company of any required filings by the Portfolio of IRS Form 8886, (Reportable Transaction Disclosure Statement), or any successor form.

ARTICLE III. PROSPECTUS AND PROXY STATEMENTS; VOTING
             ---------------------------------------

     3.1. At least annually, each Trust or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios listed in Schedule A hereto) for the Shares as the Company may reasonably request for distribution to existing Policy owners whose Policies are funded by such Shares. Each Trust or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Policies. If requested by the Company in lieu thereof, a Trust or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of the Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Policies and the prospectus for the Shares printed together in one document; the expenses of such printing to be apportioned between (a) the Company and (b) the relevant Trust(s) or its designee in proportion to the number of pages of the Policy and Shares' prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; such Trust or its designee to bear the cost of printing the Shares' prospectus portion of such document for distribution to owners of existing Policies funded by the Shares and the Company to bear the expenses of printing the portion of such document relating to the Accounts; provided, however, that the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Policies not funded by the Shares. In the event that the Company requests that a Trust or its designee provides such Trust's prospectus in a "camera ready" electronic file format, such Trust shall be responsible for providing the prospectus in the format in which it or MFS is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

     3.2. The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the relevant Trust or its designee. Each Trust or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Policy funded by the Shares. Each Trust or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement or to an owner of a Policy not funded by the Shares.

     3.3. Each Trust or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of such Trust's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Policy owners.

     3.4. Notwithstanding the provisions of Sections 3.1, 3.2, and 3.3 above, or of Article V below, the Company shall pay the expense of printing or providing documents to the extent such cost is considered a distribution expense. Distribution expenses would include by way of illustration, but are not limited to, the printing of the Shares' prospectus or prospectuses for distribution to prospective purchasers or to owners of existing Policies not funded by such Shares.

     3.5. Each Trust hereby notifies the Company that it may be appropriate to include in the prospectus pursuant to which a Policy is offered disclosure regarding the potential risks of mixed and shared funding.

     3.6. If and to the extent required by the 1940 Act or other applicable law, the Company shall:

          (a)  solicit voting instructions from Policy owners;

          (b) vote the Shares in accordance with instructions received from Policy owners; and

          (c) vote the Shares for which no instructions have been received in the same proportion as the Shares of such Portfolio for which instructions have been received from Policy owners;

     so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. The Company will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Policy owners. The Company reserves the right to vote shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts holding Shares calculates voting privileges in the manner required by the Mixed and Shared Funding Exemptive Order. Each Trust and MFS will notify the Company of any changes of interpretations or amendments to the Mixed and Shared Funding Exemptive Order.

ARTICLE IV. SALES MATERIAL AND INFORMATION
            ------------------------------

     4.1. The Company shall furnish, or shall cause to be furnished, to each Trust or its designee, each piece of sales literature or other promotional material in which such Trust, MFS, any other investment adviser to such Trust, or any affiliate of MFS are named, at least three (3) Business Days prior to its use. No such material shall be used if such Trust, MFS, or their respective designees reasonably objects to such use within three (3) Business Days after receipt of such material.

     4.2. The Company shall not give any information or make any representations or statement on behalf of any Trust, MFS, any other investment adviser to any Trust, or any affiliate of MFS or concerning such Trust or any other such entity in connection with the sale of the Policies other than the information or representations contained in the registration statement, prospectus or statement of additional information for the Shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for such Trust, or in sales literature or other promotional material approved by such Trust, MFS or their respective designees, except with the permission of such Trust, MFS or their respective designees. Each Trust, MFS or their respective designees each agrees to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning a Trust, MFS or any of their affiliates which is intended for use only by brokers or agents selling the Policies (i.e., information that is not intended for distribution to Policy owners or prospective Policy owners) is so used, and neither the Trusts, MFS nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

     4.3. Each Trust or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or the Accounts is named, at least three (3) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within three (3) Business Days after receipt of such material.

     4.4. The Trusts and the Underwriter shall not give, and agree that MFS shall not give, any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Policies in connection with the sale of the Policies other than the information or representations contained in a registration statement, prospectus, or statement of additional information for the Policies, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports for the Accounts, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. The Company or its designee agrees to respond to any request for approval on a prompt and timely basis. The Trusts and MFS may not alter any material so provided by the Company or its designee (including, without limitation, presenting or delivering such material in a different medium, e.g., electronic or internet) without the prior written consent of the Company. The parties hereto agree that this
     Section 4.4. is neither intended to designate nor otherwise imply that MFS is an underwriter or distributor of the Policies.

     4.5. Upon request of the other party, the Company and each Trust (or its designee in lieu of the Company or such Trust, as appropriate) will each provide to the other at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Policies, or to such Trust or its Shares, prior to or contemporaneously with the filing of such document with the SEC or other regulatory authorities. The Company and a Trust shall also each promptly inform the other of the results of any examination by the SEC (or other regulatory authorities) that relates to the Policies, such Trust or its Shares, and the party that was the subject of the examination shall provide the other party with a copy of relevant portions of any "deficiency letter" or other correspondence or written report regarding any such examination. For avoidance of doubt, a "relevant portion" of a deficiency letter is such portion of such letter that addresses a material aspect of a Trust's operations as it pertains to the Company or the Policies.

     4.6. No party shall use any other party's names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such other party, or after written consent therefor has been revoked, provided that separate consent is not required under this
     Section 4.6 to the extent that consent to use a party's name, logo, trademark or service mark in connection with a particular piece of advertising or sales literature has previously been given by a party under Sections 4.2 and 4.4 of this Agreement. The Company shall not use in advertising, publicly or otherwise the name of the Trusts, MFS or any of their affiliates nor any trade name, trademark, trade device, servicemark, symbol or any abbreviation, contraction or simulation thereof of the Trusts, MFS, or their affiliates without the prior written consent of the relevant Trust or MFS in each instance. The Trusts and MFS shall not use in advertising, publicly or otherwise the name of the Company or any of its affiliates nor any trade name, trademark, trade device, servicemark, symbol or any abbreviation, contraction or simulation thereof of the Company or its affiliates without the prior written consent of the Company in each instance.

     4.7. Each Trust and the Underwriter will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in such Trust's registration statement, particularly any change resulting in change to the registration statement or prospectus or statement of additional information for any Account. Each Trust and MFS will cooperate with the Company so as to enable the Company to solicit proxies from Policy owners or to make changes to its prospectus, statement of additional information or registration statement, in an orderly manner. Each Trust and MFS will make reasonable efforts to attempt to have changes affecting Policy prospectuses become effective simultaneously with the annual updates for such prospectuses.

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     4.8. For purpose of this Article IV and Article VIII, the phrase "sales literature or other promotional material" includes but is not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), and sales literature (such as brochures, circulars, reprints or excerpts or any other advertisement, sales literature, or published articles), distributed or made generally available to customers or the public, educational or training materials or communications distributed or made generally available to some or all agents or employees.

ARTICLE V. FEES AND EXPENSES
           -----------------

     5.1. Each Trust shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to either Trust, except that, to the extent a Trust or any Portfolio has adopted and implemented a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution and for Shareholder servicing expenses, then such Trust may make payments to the Company or to the Underwriter for the Policies in accordance with such plan. Each party, however, shall, in accordance with the allocation of expenses specified in Articles III and V hereof, reimburse other parties for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to such Trust and/or to the Accounts.

     5.2. Each Trust or its designee shall bear the expenses for the cost of registration and qualification of the Shares under all applicable federal and state laws, including preparation and filing of such Trust's registration statement, and payment of filing fees and registration fees; preparation and filing of such Trust's proxy materials and reports to Shareholders; setting in type and printing its prospectus and statement of additional information (to the extent provided by and as determined in accordance with Article III above); setting in type and printing the proxy materials and reports to Shareholders (to the extent provided by and as determined in accordance with Article III above); such preparation of all statements and notices required of such Trust by any federal or state law with respect to its Shares; all taxes on the issuance or transfer of the Shares; and the costs of distributing such Trust's prospectuses and proxy materials to owners of Policies funded by the Shares and any expenses permitted to be paid or assumed by such Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. Such Trust shall not bear any expenses of marketing the Policies.

     5.3. The Company shall bear the expenses of distributing the Shares' prospectus or prospectuses in connection with new sales of the Policies and of distributing a Trust's Shareholder reports to Policy owners. The Company shall bear all expenses associated with the registration, qualification, and filing of the Policies under applicable federal securities and state insurance laws; the cost of preparing, printing and distributing the Policy prospectus and statement of additional information; and the cost of preparing, printing and distributing annual individual account statements for Policy owners as required by state insurance laws.

     5.4. With respect to the Service Class Shares of a Portfolio, the relevant Trust may make payments quarterly to the Underwriter under a Portfolio's Rule 12b-1 plan, and the Underwriter may in turn use these payments to pay or reimburse the Company for expenses incurred or paid (as the case may be) by the Company attributable to Policies offered by the Company, provided
                                                                     --------
     that no such
     payment shall be made with respect to any quarterly period in excess of an amount determined from time to time by such Trust's Board of Trustees and disclosed in such Trust's prospectus. The Underwriter shall not be required to provide any payment to the Company with respect to any quarterly period pursuant to a Trust's Rule 12b-1 plan unless and until the Underwriter has received the corresponding payment from such Trust pursuant to the Trust's Rule 12b-1 plan. The Underwriter shall not be required to provide any payment to the Company with respect to any quarterly period pursuant to a Trust's Rule 12b-1 plan if (i) such Trust's Rule 12b-1 plan is no longer in effect during such quarterly period; or (ii) regulatory changes result in the rescission of Rule 12b-1 or otherwise prohibit the making of such payments. Each Trust's prospectus or statement of additional information may provide further details about such payments and the provisions and terms of such Trust's Rule 12b-1 plan, and the Company hereby agrees that neither such Trust, MFS nor the Underwriter has made any representations to the Company with respect to such Trust's Rule 12b-1 plan in addition to, or conflicting with, the description set forth in such Trust's prospectus.

     5.5. In calculating the payments due under this Agreement, the Company agrees that it will permit MFS or its representatives to have reasonable access to its employees and records for the purposes of monitoring of the quality of the services provided hereunder, verifying the Company's compliance with the terms of this Agreement and verifying the accuracy of any information provided by the Company that forms the basis of the fee calculations. In addition, if requested by MFS, the Company will provide a certification (which may take the form of a control report or set of agreed upon standards) satisfactory to MFS that certifies the performance of the services by the Company and the accuracy of information provided by the Company.

ARTICLE VI. DIVERSIFICATION AND RELATED LIMITATIONS
            ---------------------------------------

     6.1. Each Trust represents and warrants that, subject to compliance by the Company with its representations in Section 2.2, each Portfolio: (i) qualifies as a look-through entity within the meaning of Treas. Reg.
     section 1.817-5(f), and (ii) shall at all times invest money from the Contracts and conduct its operations to ensure that: (a) the assets of the Portfolio are diversified within the meaning of Treas. Reg. section 1.817-5(b); (b) the Contracts shall be treated as variable contracts under the Code and the regulations issued there under; and (c) no Contract owner shall be treated as the owner of the assets of an Account solely due to purchase of shares of a Portfolio by an Account. Each Trust will notify the Company immediately upon having a reasonable basis for believing that a Portfolio is in breach of the foregoing representation and warranty or that a Portfolio might be in breach in the future. In addition, each Trust will immediately take all steps necessary to cure any breach to achieve compliance with the foregoing representations and warranties.

     6.2. Each Trust and the Underwriter, on behalf of MFS, represent that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and that they will maintain such qualification (under Subchapter M or any successor or similar provision).

ARTICLE VII. POTENTIAL MATERIAL CONFLICTS
             ----------------------------

     7.1. Each Trust agrees that the relevant Board, constituted with a majority of disinterested trustees, will monitor each Portfolio of such Trust for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of the Company and/or affiliated companies ("contract owners") investing in such Trust. The relevant Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on the Company only if approved in the form of a resolution by a majority of the relevant Board, or a majority of the disinterested trustees of the relevant Board. The relevant Board will give prompt notice of any such determination to the Company.

     7.2. The Company agrees that it will be responsible for assisting each Board in carrying out its responsibilities under the conditions set forth in the Trusts' exemptive application pursuant to which the SEC has granted the Mixed and Shared Funding Exemptive Order by providing each Board, as it may reasonably request, with all information necessary for such Board to consider any issues raised and agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to such Board including, but not limited to, an obligation by the Company to inform such Board whenever contract owner voting instructions are disregarded. The Company also agrees that, if a material irreconcilable conflict arises, it will at its own cost remedy such conflict up to and including (a) withdrawing the assets allocable to some or all of the Accounts from the relevant Trust(s) or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of a Trust, or submitting to a vote of all affected contract owners whether to withdraw assets from a Trust or any Portfolio and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Policies, unless a majority of Policy owners materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company.

     7.3. A majority of the disinterested trustees of the relevant Board shall determine whether any proposed action by the Company adequately remedies any material irreconcilable conflict. In the event that a Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company will withdraw from investment in the relevant Trust each of the Accounts designated by the disinterested trustees and terminate this Agreement within six (6) months after the relevant Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the relevant Board.

     7.4. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trusts and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 7.1, 7.2, 7.3 and 7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. INDEMNIFICATION
              ---------------

     8.1. INDEMNIFICATION BY THE COMPANY
          ------------------------------

          The Company agrees to indemnify and hold harmless each Trust, the Underwriter, any affiliates of the Underwriter, and each of their respective directors/trustees, officers and each person, if any, who controls each Trust or the Underwriter within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Policies or contained in the Policies or sales literature or other promotional material for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided that this agreement to indemnify shall not
                          --------
               apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Company or its designee by or on behalf of the relevant Trust or the Underwriter for use in the registration statement, prospectus or statement of additional information for the Policies or in the Policies or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

          (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of relevant Trust not supplied by the Company or its designee, or persons under its control and on which the Company has reasonably relied) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

          (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the relevant Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the relevant Trust by or on behalf of the Company; or

          (d) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

          (e) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement;

     as limited by and in accordance with the provisions of this Article VIII.

     8.2. INDEMNIFICATION BY THE TRUSTS
          -----------------------------

          Each Trust severally agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of such Trust) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of such Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not
                           --------
               apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to such Trust, MFS, the Underwriter or their respective designees by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for such Trust or in sales literature or other promotional material for such Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

          (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material for the Policies not supplied by such Trust, MFS, the Underwriter or any of their respective designees or persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of such Trust or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

          (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Accounts or relating to the Policies, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of such Trust, MFS or the Underwriter; or

          (d) arise out of or result from any material breach of any representation and/or warranty made by such Trust in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement) or arise out of or result from any other material breach of this Agreement by such Trust; or

          (e) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate; or

          (f) arise as a result of any failure by such Trust to provide the services and furnish the materials under the terms of the Agreement;

     as limited by and in accordance with the provisions of this Article VIII.

     8.3. In no event shall any Trust be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Participating Insurance Company or any Policy holder, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by the Company or any Participating Insurance Company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by the Company or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

     8.4. Neither the Company nor any Trust shall be liable under the indemnification provisions contained in this Agreement with respect to any losses, claims, damages, liabilities or expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, willful misconduct, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

     8.5. Promptly after receipt by an Indemnified Party under this Section 8.5. of notice of commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

     8.6. Each of the parties agrees promptly to notify the other parties of the commencement of any litigation or proceeding against it or any of its respective officers, directors, trustees, employees or 1933 Act control persons in connection with the Agreement, the issuance or sale of the Policies, the operation of the Accounts, or the sale or acquisition of Shares.

     8.7. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX. APPLICABLE LAW
            --------------

     9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

     9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. NOTICE OF FORMAL PROCEEDINGS
           ----------------------------

     Each Trust, and the Underwriter, on its own behalf and on behalf of MFS, agree that each such party shall promptly notify the other parties to this Agreement, in writing, of the institution of any formal proceedings brought against such party or its designees by FINRA, the SEC, or any insurance department or any other regulatory body regarding such party's duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares.

ARTICLE XI. CONTROLS AND PROCEDURES

     11.1. The Company has implemented controls and procedures that are reasonably designed to ensure compliance with applicable laws and regulations, as well as the terms of this Agreement. Without limiting the foregoing, these controls and procedures are reasonably designed to ensure, and the Underwriter or a Trust may request certifications on an annual basis with respect to, each of the following:

          (a) Orders for Shares received by the Company for each Portfolio comply with the Portfolio's restrictions with respect to purchases, transfers, redemptions and exchanges as set forth in each Portfolio's prospectus and statement of additional information;

          (b) Orders for Shares received by the Company prior to the Portfolio's pricing time set forth in its prospectus (E.G., the close of the New York Stock Exchange - normally 4:00 p.m. Eastern time) are segregated from those received by the Company at or after such time, and are properly transmitted to the Portfolios (or their agents) for execution at the current day's net asset value ("NAV"); and orders received by the Company at or after such time are properly transmitted to the Portfolios (or their agents) for execution at the next day's NAV;

          (c) Late trading in Shares by Policy holders is identified and prevented and market timing is appropriately addressed;

          (d) Compliance with applicable state securities laws, including without limitation "blue sky" laws and related rules and regulations;

          (e) Compliance with all applicable federal, state and foreign laws, rules and regulations regarding the detection and prevention of money laundering activity; and

          (f) Effective business continuity and disaster recovery systems with respect to the services contemplated by the Agreement.

     11.2 The Company shall ensure that any other party to whom the Company assigns or delegates any services hereunder is responsible for, and has controls and procedures that are reasonably designed to ensure, each of the items set forth in Section 11.1 above.

ARTICLE XII. TERMINATION
             -----------

     12.1. This Agreement shall terminate with respect to the Accounts, or one, some, or all Portfolios:

          (a) at the option of any party upon six (6) months' advance written notice to the other parties; or

          (b) at the option of the Company to the extent that the Shares of Portfolios are not reasonably available to meet the requirements of the Policies or are not "appropriate funding vehicles" for the Policies, as reasonably determined by the Company. Without limiting the generality of the foregoing, the Shares of a Portfolio would not be "appropriate funding vehicles" if, for example, such Shares did not meet the diversification or other requirements referred to in Article VI hereof; or if the Company would be permitted to disregard Policy owner voting instructions pursuant to Rule 6e-2 or Rule 6e-3(T) under the 1940 Act. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to the relevant Trust(s) by the Company; or

          (c) at the option of a Trust or the Underwriter upon institution of formal proceedings against the Company by FINRA, the SEC, or any insurance department or any other regulatory body that would have a material adverse impact on the Company's duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares; or

          (d) at the option of the Company upon institution of formal proceedings against a Trust by FINRA, the SEC, or any state securities or insurance department or any other regulatory body that would have a material adverse impact on such Trust's or the Underwriter's duties under this Agreement or related to the sale of the Shares; or

          (e) at the option of the Company, a Trust or the Underwriter upon receipt of any necessary regulatory approvals and/or the vote of the Policy owners having an interest in the Accounts (or any subaccounts) to substitute the shares of another investment company for the corresponding Portfolio Shares in accordance with the terms of the Policies for which those Portfolio Shares had been selected to serve as the underlying investment media. The Company will give thirty (30) days' prior written notice to the relevant Trust(s) of the Date of any proposed vote or other action taken to replace the Shares; or

          (f) termination by either a Trust or the Underwriter by written notice to the Company, if either one or both of such Trust or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

          (g) termination by the Company by written notice to a Trust and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that such Trust or MFS has suffered a material adverse change in this business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

          (h) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

          (i) upon assignment of this Agreement, unless made with the written consent of the parties hereto.

          (j) at the option of the Company if a Trust fails to meet the diversification requirements specified in Article VI (other than any failure caused by the Company's actions or omissions) or the Company has a reasonable expectation that such Trust will fail to meet these diversification requirements in the future.

     12.2. The notice shall specify the Portfolio or Portfolios, Policies and, if applicable, the Accounts as to which the Agreement is to be terminated.

     12.3. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 12.1(a) may be exercised for cause or for no cause.

     12.4. Except as necessary to implement Policy owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem the Shares attributable to the Policies (as opposed to the Shares attributable to the Company's assets held in the Accounts), until ten (10) days after the Company shall have notified the relevant Trust of its intention to do so.

     12.5. Notwithstanding any termination of this Agreement, each Trust and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Policies in effect on the effective date of termination of this Agreement (the "Existing Policies"), except as otherwise provided under Article VII of this Agreement. Specifically, without limitation, the owners of the Existing Policies shall be permitted to transfer or reallocate investment under the Policies, redeem investments in any Portfolio and/or invest in each Trust upon the making of additional purchase payments under the Existing Policies.

ARTICLE XIII. NOTICES
              -------

     Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to Trust I:

          MFS VARIABLE INSURANCE TRUST
          500 Boylston Street
          Boston, Massachusetts 02116
          Facsimile No.: (617) 954-5182
          Attn: Susan S. Newton, Assistant Secretary

     If to Trust II:

          MFS VARIABLE INSURANCE TRUST II
          500 Boylston Street
          Boston, Massachusetts 02116
          Facsimile No.: (617) 954-5182
          Attn: Susan S. Newton, Assistant Secretary

     If to the Company:

          Metropolitan Life Insurance Company
          Specialized Benefit Resources
          485B Route One South, 4th Floor
          Iselin, N.J. 08830
          Attention: Michael F. Rogalski

          Metropolitan Life Insurance Company
          GVUL
          190 Carondelet Plaza
          St. Louis, MO 63105
          Attn: Elizabeth Rich

          With a copy to Metropolitan Life Insurance Company
          501 Boylston Street
          Boston, MA  02116
          Attention: Law Department

     If to MFS:

          Massachusetts Financial Services Company
          500 Boylston Street
          Boston, Massachusetts  02116
          Attn: General Counsel

ARTICLE XIV. MISCELLANEOUS
             -------------

     14.1. Subject to the requirement of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Policies and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

     14.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     14.3. This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.

     14.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     14.5. The Schedule attached hereto, as modified from time to time, is incorporated herein by reference and is part of this Agreement.

     14.6. Each party hereto shall cooperate with each other party in connection with inquiries by appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) relating to this Agreement or the transactions contemplated hereby.

     14.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     14.8. A copy of each Trust's Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Company acknowledges that the obligations of or arising out of this instrument are not binding upon any of each Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the relevant Trust in accordance with its proportionate interest hereunder. The Company further acknowledges that the assets and liabilities of each Portfolio are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Portfolio on whose behalf the relevant Trust has executed this instrument. The Company also agrees that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Portfolio for the obligations of another Portfolio.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

                                 METROPOLITAN LIFE INSURANCE COMPANY

                                        /s/ Alan C. Leland Jr.
                                 -----------------------------------------------
                                 By its authorized officer,

                                 By:    Alan C. Leland Jr.
                                     -------------------------------------------

                                 Title: Vice President
                                        ----------------------------------------

                                 MFS VARIABLE INSURANCE TRUST,
                                 ON BEHALF OF THE PORTFOLIOS
                                 By its authorized officer and not individually,

                                 By:    /s/ Susan S. Newton
                                     -------------------------------------------
                                     Susan S. Newton
                                     Assistant Secretary

                                 MFS VARIABLE INSURANCE TRUST II,
                                 ON BEHALF OF THE PORTFOLIOS
                                 By its authorized officer and not individually,

                                 By:    /s/ Susan S. Newton
                                     -------------------------------------------
                                     Susan S. Newton
                                     Assistant Secretary

                                 MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                 By its authorized officer,

                                 By:    /s/ Robert J. Manning
                                     -------------------------------------------
                                     Robert J. Manning
                                     President

                                                               As of May 1, 2009

                                   SCHEDULE A

                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT
                     --------------------------------------

And any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this agreement.

  NAME OF SEPARATE
  ACCOUNT AND DATE
   ESTABLISHED BY          POLICIES FUNDED           SHARE CLASS                  TRUST                       PORTFOLIOS
 BOARD OF DIRECTORS      BY SEPARATE ACCOUNT  (INITIAL OR SERVICE CLASS)  (TRUST I OR TRUST II)         APPLICABLE TO POLICIES
----------------------  --------------------  --------------------------  ---------------------  ---------------------------------
  Paragon Separate       Group Variable Life        Initial Class                Trust I                 MFS Growth Series
      Account A          Insurance Policies                                                       MFS New Discovery Growth Series
  October 30, 1997                                                                                    MFS Total Return Series

  Paragon Separate       Group Variable Life        Initial Class                Trust I               MFS Core Equity Series
      Account B          Insurance Policies                                                           MFS Global Equity Series
   January 4, 1993                                                                                       MFS Growth Series
                                                                                                       MFS High Income Series
                                                                                                 MFS Investors Growth Stock Series
                                                                                                     MFS Investors Trust Series
                                                                                                     MFS Mid-Cap Growth Series
                                                                                                      MFS Money Market Series
                                                                                                      MFS New Discovery Series
                                                                                                      MFS Research Bond Series
                                                                                                        MFS Research Series
                                                                                                    MFS strategic Income Series
                                                                                                      MFS Total Return Series
                                                                                                        MFS Utilities Series
                                                                                                          MFS Value Series

                         Group Variable Life                                    Trust II                MFS Money Market II*
                         Insurance Policies
                                (MFS)

  Paragon Separate       Individual Variable        Initial Class                Trust I                 MFS Growth Series
      Account D            Universal Life
   January 3, 1995         Policies (IVUL)
                           Joint Survivor
                         Variable Universal
                        Life Policies (JSVUL)

 Separate Account UL           MetFlex              Service Class                Trust I                Global Equity Series
     Established                                                                                         High Income Series
    December,1988                                                                                           Value Series
                                                                                                        New Discover Series

  Separate Account        Private Placement         Initial Class                Trust I                Global Equity Series
       DCVL              Group Variable Life                                                             High Income Series
    November, 2003        Insurance Polices                                                             New Discover Series
                               (PPVL)
                          Private Placement
                         Individual Variable
                           Life Insurance
                          Policies (IPPVL)

  Metropolitan Life       Flexible Premium          Initial Class                Trust I              MFS Research Bond Series
  Variable Annuity        Deferred Variable
 Separate Account I       Annuity Contacts
    July 6, 1994           (CitiVariable)

  Metropolitan Life       Flexible Premium          Initial Class                Trust I              MFS Research Bond Series
  Variable Annuity        Variable Annuity
 Separate Account II          Contracts
    July 6, 1994           (CitiVariable)

* MFS Money Market II shall not be available to any other separate account or policy.

                            INDEMNIFICATION AGREEMENT

                                     BETWEEN

                    MASSACHUSETTS FINANCIAL SERVICES COMPANY

                                       AND

                       METROPOLITAN LIFE INSURANCE COMPANY

     THIS AGREEMENT (the "Agreement") is made and entered into this 1st day of May 2009, by and between MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation ("MFS"), and METROPOLITAN LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of segregated asset accounts of the Company (the "Accounts").

     WHEREAS, MFS and the Company, on its own behalf and on behalf of the Accounts, have entered into a Participation Agreement with MFS Variable Insurance Trust, a Massachusetts business trust (the "Trust I"), MFS Variable Insurance Trust II, a Massachusetts business trust (the "Trust II") (Trust I and Trust II each referred to, individually, as the "Trust" and, collectively, as the "Trusts"), dated as of May 1, 2009 (the "Participation Agreement");

     NOW, THEREFORE, in consideration of their mutual promises as set forth in the Participation Agreement, MFS and the Company agree as follows:

ARTICLE I. DEFINITIONS
           -----------

     All capitalized terms not defined herein shall have the meanings as set forth in the Participation Agreement.

ARTICLE II. APPLICABILITY
            -------------

     The indemnification provided by MFS under this Agreement shall relate solely to certain losses, claims, damages, liabilities and expenses that may arise in connection with the performance by each Trust or MFS of its obligations and duties under the Participation Agreement.

ARTICLE III. INDEMNIFICATION
             ---------------

     3.1. MFS agrees to indemnify and hold harmless the Company and each of its directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and any agents or employees of the foregoing (each an "Indemnified Party" or, collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of MFS) or expenses (including reasonable counsel fees) to which an Indemnified Party may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information ("SAI") of each Trust or sales literature for each Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not
                           --------
               apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to each Trust, MFS or the Underwriter by or on behalf of the Company for use in the registration statement, prospectus, or SAI of each Trust or in sales literature or other promotional material for each Trust (or any amendment or supplement) or otherwise for use in connection with the sales of the Policies or Shares; or

          (b) arise out of or as a result of material statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional literature for the Policies not supplied by either Trust, MFS, the Underwriter or their respective designees or persons under their control and on which each Trust has reasonably relied) or wrongful conduct of either Trust, MFS, the Underwriter or persons under their control, with respect to the sale or distribution of the Policies or Shares; or

          (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional literature covering the Policies, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of each Trust; or

          (d) arise as a result of any material failure by either Trust or MFS to provide the services and furnish the materials under the terms of the Participation Agreement (including a failure, whether unintentional or in good faith or otherwise, of either Trust to comply with the diversification requirements specified in Article VI of the Participation Agreement); or

          (e) arise out of or result from any material breach of any representation and/or warranty made by MFS in the Participation Agreement or any other material breach of the Participation Agreement by MFS; or

          (f) arise out of or result from the materially incorrect or untimely calculation or reporting by MFS of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of this Article III.

     3.2. In no event shall MFS be liable under the indemnification provisions contained in this Agreement to any individual or entity, including, without limitation, the Company, any Participating Insurance Company or any Policy holder, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company under the Participation Agreement or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by the Company or any Participating Insurance Company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or
          (iii) the failure by the Company or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

     3.3. MFS shall not be liable under this Agreement with respect to any losses, claims, damages, liabilities or expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, willful misconduct, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or the Participation Agreement.

     3.4. Promptly after receipt by an Indemnified Party under this Section 3.4 of commencement of an action, such Indemnified Party will, if a claim in respect thereof is to be made against MFS under this section, notify MFS of the commencement thereof; but the omission so to notify MFS will not relieve it from any liability that it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified MFS of the commencement thereof, MFS will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from MFS of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and MFS shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

     3.5. Each party hereto shall promptly notify the other parties to the Participation Agreement of the commencement of any litigation or proceeding against it or any of its respective officers, directors, trustees, employees or 1933 Act control persons in connection with this Agreement and the Participation Agreement, the issuance or sale of the Policies, the operation of the Accounts, or the sale or acquisition of Shares.

     3.6. A successor by law of the parties to this Agreement and the Participation Agreement shall be entitled to the benefits of the indemnification contained herein. The indemnification provisions contained herein shall survive any termination of this Agreement and the Participation Agreement.

ARTICLE IV. DURATION AND TERMINATION
            ------------------------

     This Agreement shall be effective upon execution and shall terminate with respect to the Accounts, or one, some or all Portfolios, immediately upon termination of the Participation Agreement with respect to the Accounts, or one, some or all Portfolios, in accordance with the provisions of Article XII thereof.

ARTICLE V. CONFIDENTIALITY
           ---------------

     Except as required by applicable law or pursuant to the written consent of MFS, the Company shall treat as confidential the indemnification provided pursuant to this Agreement, all information reasonably related to this Agreement, and the existence of this Agreement. This Article V shall survive the termination of this Agreement.

ARTICLE VI. MISCELLANEOUS
            -------------

     This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts. This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument. The captions in this Agreement are included for convenience of reference only. Any notice required by this Agreement shall be sent to the persons so specified to receive notice in the Participation Agreement.

     IN WITNESS WHEREOF, both of the parties hereto have caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                        MASSACHUSETTS FINANCIAL SERVICES COMPANY

                                        By its authorized officer,

                                        By:      /s/ Robert J. Manning
                                            ------------------------------------
                                            Robert J. Manning
                                            President

                                        METROPOLITAN LIFE INSURANCE COMPANY

                                                 /s/ Alan C. Leland Jr.
                                        ----------------------------------------
                                        By its authorized officer,

                                        By:      Alan C. Leland Jr.
                                            ------------------------------------

                                        Title:   Vice President
                                               ---------------------------------